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                                                                     EXHIBIT 8.2

                         [LETTERHEAD OF BALCH & BINGHAM LLP]








                               October 13, 1997







First American Bancorp
251 Johnston Street, S.E.
Decatur, Alabama  35609

Ladies and Gentlemen:

         This opinion is being delivered to you in connection with the filing of a Registration Statement on Form S-4 (the "Registration Statement") with respect to certain transactions to be undertaken pursuant to the Agreement and Plan of Merger dated as of July 24, 1997 (the "Agreement") by and between First American Bancorp ("FAB") and Alabama National BanCorporation ("ANB"). FAB will merge with and into ANB with ANB surviving the merger (the "Merger") pursuant to the Agreement.

         Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Agreement or in certificates delivered to us by FAB and ANB (the "Certificates"). All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

         We have acted as special counsel to FAB in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined originals, certified copies or copies otherwise identified to our satisfaction as being true copies of the original of the following documents (including all exhibits and schedules attached thereto):

         (a) the Agreement;





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First American Bancorp
October 13, 1997
Page 2




         (b) the Management Certificate signed by an authorized officer of ANB and attached as Exhibit A;

         (c) the Management Certificate signed by an authorized officer of FAB and attached as Exhibit B;

         (d)      the Registration Statement; and

         (e) such other instruments and documents related to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.


         In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof):

         1. that original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there is (or will be prior to the Closing) due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof;

         2. the truth and accuracy at all relevant times (including the Effective Time), of all representations, warranties and statements made or agreed to by FAB and ANB, their managements, employees, officers, directors and stockholders in connection with the Merger, including but not limited to those set forth in the Agreement and the Certificates; that any such representation, warranty or statement made "to the best knowledge of" or otherwise similarly qualified is correct without such qualification; that all covenants contained in such agreements are performed without waiver or breach of any material provision thereof;

         3. that no outstanding indebtedness of FAB or ANB has or will represent equity for tax purposes; no outstanding equity of FAB or ANB has represented or will represent indebtedness for tax purposes; no outstanding security, instrument, agreement or arrangement that provides for, contains or represents either a right to acquire FAB Common Stock or to share in the appreciation thereof constitutes or will constitute "stock" for purposes of
Section 368(c) of the Code; and

         4. that the Merger will be consummated pursuant to the Agreement and will be effective under applicable state law.




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First American Bancorp
October 13, 1997
Page 3




         Based on our examination of the foregoing items and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that for federal income tax purposes (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, (ii) the exchange in the Merger of FAB Common Stock for ANB Common Stock will not give rise to gain or loss to the stockholders of FAB with respect to such exchange (except to the extent of any cash received), and (iii) neither FAB nor ANB will recognize gain or loss as a consequence of the Merger.

         In addition, we have reviewed the discussion contained in the Registration Statement under "THE MERGER - Federal Income Tax Consequences" (the "Tax Discussion"). Subject to the qualifications and limitations contained herein and in the Tax Discussion, we are of the opinion that the Tax Discussion fairly presents the current federal income tax law applicable to the Merger and the material federal income tax consequences to ANB, FAB and the stockholders of FAB as a result of the Merger.

         This opinion does not address the various state, local or foreign tax consequences that may result from the Merger. In addition, no opinion is expressed as to any federal income tax consequence of the Merger except as specifically set forth herein and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. In particular, we express no opinion regarding, among other things (i) the tax consequences of the Merger that may be relevant to particular securityholders of FAB such as dealers in securities, foreign persons, holders of options or warrants, and holders of shares acquired upon exercise of stock options or in other compensatory transactions, (ii) the tax consequences to FAB stockholders of other transactions effected prior to or after the Merger (whether or not such transactions are consummated in connection with the Merger), and (iii) the tax consequences of the Merger to FAB and ANB under Section 1502 of the Code and the Income Tax Regulations issued thereunder.

         No opinion is expressed as to any transactions other than the Merger as described in the Agreement or to any other transaction whatsoever including the Merger if all the transactions described in the Agreement are not consummated in accordance with the terms of the Agreement and without waiver of any material provision thereof. To the extent any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not complete, correct, true and




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First American Bancorp
October 13, 1997
Page 4



accurate in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

         This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or the courts. The conclusions are based on the Code, existing judicial decisions, administration regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

         We understand that counsel for ANB, Maynard, Cooper & Gale, P.C., has rendered a tax opinion substantially similar to this opinion concerning the federal income tax consequences of the Merger.

         This opinion has been delivered to you for the purpose of filing with the Registration Statement and may not be distributed or otherwise made available to any other person or entity without our prior written consent. We consent to the use of this form of opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                                     Sincerely,



                                                     /s/ Balch & Bingham LLP





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                                    EXHIBIT A

                             MANAGEMENT CERTIFICATE

                              September 23, 1997






Balch & Bingham LLP                              Maynard, Cooper & Gale, P.C.
1901 Sixth Avenue North                          1901 Sixth Avenue North
Suite 2600                                       Suite 2400
Birmingham, Alabama  35203                       Birmingham, Alabama  35203


         RE: Merger pursuant to that certain Agreement and Plan of Merger (the "Agreement"), dated as of July 24, 1997, by and between First American Bancorp ("FAB") and Alabama National BanCorporation ("ANB").

Ladies and Gentlemen:

         This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

         A. REPRESENTATIONS. After consulting with its counsel and auditors regarding the meaning of and the factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

                  1. ANB's principal reasons for participating in the Merger are bona fide business reasons.

                  2. ANB has no plan or intention to reacquire any of its stock issued in the Merger, although ANB may employ general stock repurchase programs in the future which would be indiscriminate as to holders of stock from whom repurchased.

                  3. ANB has no plan or intention to sell or otherwise dispose of any of the assets of FAB acquired in the Merger, except for dispositions made in the ordinary course of business.

                  4. Following the Merger, ANB will continue the historic business of FAB or use a significant portion of FAB's historic business assets in a business.





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                  5.       ANB is not and will not be at the Effective Time an
investment company within the meaning of Section 368(a)(2)(F) of the Code.

                  6. The payment of cash in the Merger in lieu of fractional shares of ANB Common Stock is solely for the purpose of avoiding the expense and inconvenience to ANB of issuing fractional shares and does not represent separately bargained-for consideration. The ANB fractional share interests to which each FAB stockholder may be entitled in the Merger will be aggregated and no FAB stockholder will receive cash in an amount equal to or greater than the value of one full share of ANB Common Stock, except for any cases in which an FAB stockholder holds beneficial interests in shares of FAB through more than one account and such multiple accounts cannot be aggregated either because the beneficial interest cannot be identified or it would be improper to do so.

                  7. Except with respect to (i) payments of cash to FAB stockholders in lieu of fractional shares of ANB Common Stock, and (ii) payments of cash to FAB dissenting stockholders, if any, one hundred percent (100%) of the FAB Common Stock outstanding immediately prior to the Merger will be exchanged solely for ANB Common Stock. Thus, except as set forth in the preceding sentence, ANB intends that no consideration be paid or received (directly or indirectly, actually or constructively) for FAB Common Stock other than ANB Common Stock.

                  8. The total fair market value of all consideration other than ANB Common Stock received by FAB stockholders in exchange for their FAB Common Stock in the Merger (including, without limitation, cash paid to FAB dissenting stockholders, if any, or in lieu of fractional shares of ANB Common Stock) is expected to be less than ten percent (10%) of the aggregate fair market value of FAB Common Stock outstanding immediately prior to the Merger. In addition, the total cash consideration that will be paid in the Merger to FAB stockholders in lieu of fractional shares of ANB Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to FAB stockholders in exchange for their shares of FAB Common Stock.

                  9. At the Effective Time of the Merger, the fair market value of the ANB Common Stock and the other consideration received by each FAB stockholder will be approximately equal to the aggregate fair market value of the FAB Common Stock surrendered by each such FAB stockholder in exchange therefor.

                  10. There is no intercorporate indebtedness existing between ANB and FAB that was issued, acquired, or will be settled at a discount.



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                  11.      None of the compensation payments received by any
stockholder of FAB will be separate consideration for, or attributable to, any of their shares of FAB Common Stock; none of the shares of ANB Common Stock received by any stockholder of FAB will be separate consideration for, or attributable to, any employment agreement, consulting agreement or any covenants not to compete or otherwise for the performance of services; and the compensation paid to any stockholder of FAB will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         B.       RELIANCE BY YOU IN RENDERING OPINIONS; LIMITATIONS ON YOUR
OPINIONS.

                  1. The undersigned recognizes that (i) your opinions will be based on, among other things, the representations and statements set forth herein, in the Agreement and in the documents related thereto, and (ii) your opinions will be subject to certain limitations, qualifications and assumptions including that the opinions may not be relied upon if any such representations or statements are not accurate in all material respects.

                  2. The undersigned recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                         Very truly yours,

                                         ALABAMA NATIONAL BANCORPORATION
                                         a Delaware corporation


                                         By: Victor E. Nichol, Jr.
                                             ----------------------------
                                         Name:  Victor E. Nichol, Jr.
                                         Title: President and
                                                Chief Operating Officer






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                                    EXHIBIT B

                             MANAGEMENT CERTIFICATE




                                October 13, 1997






Balch & Bingham LLP                             Maynard, Cooper & Gale, P.C.
1901 Sixth Avenue North                         1901 Sixth Avenue North
Suite 2600                                      Suite 2400
Birmingham, Alabama  35203                      Birmingham, Alabama  35203


         RE: Merger pursuant to that certain Agreement and Plan of Merger (the "Agreement"), dated as of July 24, 1997, by and between First American Bancorp ("FAB") and Alabama National BanCorporation ("ANB").

Ladies and Gentlemen:

         This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

         A. REPRESENTATIONS. After consulting with its counsel and auditors regarding the meaning of and the factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

                  1. FAB's principal reasons for participating in the Merger are bona fide business reasons.

                  2. The total fair market value of all consideration other than ANB Common Stock received by FAB stockholders in exchange for their FAB Common Stock in the Merger (including, without limitation, cash paid to FAB dissenting stockholders, if any, or in lieu of fractional shares of ANB Common Stock), will be less than ten percent (10%) of the aggregate fair market value of FAB Common Stock outstanding immediately prior to the Merger.





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                  3.       The liabilities of FAB have been incurred by FAB in
the ordinary course of its business.

                  4. The fair market value of FAB's assets will, at the Effective Time, exceed the aggregate liabilities of FAB plus the amount of liabilities, if any, to which such assets are subject.

                  5. Other than shares of FAB Common Stock or options to acquire such stock issued as compensation to present or former service providers (including, without limitation, employees and directors) of FAB in the ordinary course of business, if any, no issuances of FAB Common Stock or rights to acquire such stock have occurred or will occur during the period beginning with the commencement of negotiations (whether formal or informal) between FAB and ANB regarding the Merger and ending on the Effective Time of the Merger (the "Pre-Merger Period") other than pursuant to options, warrants or agreements outstanding prior to the Pre-Merger Period.

                  6. FAB is not and will not be at the Effective Time an "investment company" within the meaning of Section 368(a)(2)(F) of the Code.

                  7. FAB is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                  8. To the best knowledge of FAB, there is no plan or intention by the stockholders of FAB to sell, exchange or otherwise dispose of a number of shares of ANB Common Stock received in the Merger that would reduce the FAB stockholders' ownership of ANB Common Stock to a number of shares having a value, as of the Effective Time of the Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding FAB Common Stock as of the Effective Time. For purposes of this representation, shares of FAB Common Stock (or portion thereof) (i) with respect to which a stockholder receives cash in lieu of fractional shares of ANB Common Stock or pursuant to the exercise of dissenters' rights and/or (ii) with respect to which a sale occurs during the Pre-Merger Period, shall be considered shares of outstanding FAB Common Stock exchanged for ANB Common Stock in the Merger and then disposed of pursuant to a plan.

                  9. The payment of cash in lieu of fractional shares of ANB Common Stock is solely for the purpose of avoiding the expense and inconvenience to ANB of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to FAB stockholders in lieu of fractional shares of ANB Common Stock will not exceed one percent (1%) of the total consideration that will be



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issued in the Merger to FAB stockholders in exchange for their shares of FAB
Common Stock. The ANB fractional share interests to which each FAB stockholder may be entitled in the Merger will be aggregated, and no FAB stockholder will receive cash in an amount equal to or greater than the value of one full share of ANB Common Stock, except for any cases in which a FAB stockholder holds beneficial interests in shares of FAB through more than one account and such multiple accounts cannot be aggregated either because the beneficial interest cannot be identified or it would be improper to do so.

                  10. Except with respect to (i) payments of cash to FAB stockholders in lieu of fractional shares of ANB Common Stock, and (ii) payments of cash to FAB stockholders perfecting dissenters' rights, one hundred percent (100%) of the FAB Common Stock outstanding immediately prior to the Merger will be exchanged solely for ANB Common Stock. Thus, except as set forth in the preceding sentence, FAB intends that no consideration be paid or received (directly or indirectly, actually or constructively) for FAB Common Stock other than ANB Common Stock.

                  11. At the Effective Time of the Merger, the fair market value of the ANB Common Stock and other consideration received by each FAB stockholder will be approximately equal to the aggregate fair market value of the FAB Common Stock surrendered by each such FAB stockholder.

                  12. There is no intercorporate indebtedness existing between ANB and FAB that was issued, acquired or will be settled at a discount.

                  13. None of the compensation payments received by any stockholder of FAB will be separate consideration for, or attributable to, any of their shares of FAB Common Stock; none of the shares of ANB Common Stock received by any stockholder of FAB will be separate consideration for, or attributable to, any employment agreement, consulting agreement, any covenants not to compete or otherwise for the performance of services; and the compensation paid to any stockholder of FAB will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         B.       RELIANCE BY YOU IN RENDERING OPINIONS; LIMITATIONS ON YOUR
OPINIONS.

                  1. The undersigned recognizes that (i) your opinions will be based on the representations and statements set forth herein, in the Agreement and in the documents related thereto and (ii) your opinions will be subject to certain limitations and qualifications and assumptions, including that the opinions may not



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be relied upon if any such representations or statements are not accurate in all material respects.

                  2. The undersigned recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                              Very truly yours,

                                              FIRST AMERICAN BANCORP
                                              an Alabama corporation


                                              By: /s/ Dan M. David
                                                  ---------------------------
                                              Name:   Dan M. David
                                              Title:  Chairman and CEO






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